                                                                 EXHIBIT 4(a)(4)


                              CERTIFICATE OF TRUST

          The undersigned, the trustees of First Chicago NBD Capital IV, desiring to form a business trust pursuant to Delaware Business Trust Act, 12

Del. C. (S) 3810, hereby certify as follows:
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          (a) The name of the business trust being formed hereby (the "Trust") is "First Chicago NBD Capital IV."

          (b) The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows:

              First Chicago Delaware Inc.
              300 King Street
              Wilmington, DE  19801

          (c) This Certificate of Trust shall be effective as of the date of filing.

Dated:  November 6, 1996


                                 /s/ M. Eileen Kennedy
                              -----------------------------------
                              Name:  M. Eileen Kennedy
                              Title: Trustee


                                 /s/ Robert A. Rosholt
                              -----------------------------------
                              Name:  Robert A. Rosholt
                              Title: Trustee





                              First Chicago Delaware Inc., as Trustee


                                  /s/ Lawrence Dillard
                              By:________________________________
                              Name:   Lawrence Dillard
                              Title:  Vice President